EXHIBIT NUMBER 10.11

           MANAGEMENT INCENTIVE PLAN STOCK OPTION REPLACEMENT PROGRAM



                                                                   EXHIBIT 10.11

           MANAGEMENT INCENTIVE PLAN STOCK OPTION REPLACEMENT PROGRAM

In keeping with the company's philosophy of encouraging stock ownership by officers, in fiscal 1995 the company introduced a program which allows executive officers to elect to receive stock options in lieu of some or all of the cash compensation earned under the Management Incentive Plan, which is the company's annual cash bonus incentive plan. By foregoing cash compensation for stock options, the variable "at risk" component of each officer's compensation package is increased and officers are further motivated to perform to enhance shareholder value over the long term. Under the program, the amount of the stock option grant is determined by the Compensation Committee of the Board of Directors based on consideration of a number of factors, including a present value estimate of stock option value, the degree of risk incurred by the officer and the positive economic impact to the company.